SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant |X|

Filed by a Party other than the Registrant  | |

Check the appropriate box:
| |   Preliminary Proxy Statement
| | Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
|X|   Definitive Proxy Statement
| |   Definitive Additional Materials
| |   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                         Washington Trust Bancorp, Inc.
                (Name of Registrant as Specified In Its Charter)


    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
|X|   No fee required.
| |   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         1) Title of each class of securities to which transaction applies:
            --------------------------------------------------------------------

         2) Aggregate number of securities to which transaction applies:
            --------------------------------------------------------------------

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined):
            --------------------------------------------------------------------

         4) Proposed maximum aggregate value of transaction:
            --------------------------------------------------------------------

         5) Total fee paid:
            --------------------------------------------------------------------
| |      Fee paid previously with preliminary materials.
| | Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1) Amount Previously Paid:
            --------------------------------------------------------------------

         2) Form, Schedule or Registration Statement No.:
            --------------------------------------------------------------------

         3) Filing Party:
            --------------------------------------------------------------------

         4) Date Filed:
            --------------------------------------------------------------------

 [GRAPHIC OF REGISTRANT'S LOGO OMITTED]

                         WASHINGTON TRUST BANCORP, INC.
                23 Broad  Street, Westerly, Rhode Island  02891



                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            To Be Held April 28, 1998




To the Shareholders of WASHINGTON TRUST BANCORP, INC.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of WASHINGTON TRUST BANCORP, INC. (the "Corporation"), a Rhode Island corporation, will be held at the Westerly Library, 38 Broad Street, Westerly, Rhode Island on Tuesday, the 28th of April, 1998 at 11:00 a.m. for the purpose of considering and acting upon the following:

         1.   The election of five  directors to serve for terms of three years;

         2. The ratification of the selection of independent auditors to audit the Corporation's consolidated financial statements for the year ending December 31, 1998; and

         3. Such other business as may properly come before the meeting, or any adjournment thereof.

Only shareholders of record at the close of business on March 9, 1998 will be entitled to notice of and to vote at such meeting. The transfer books of the Corporation will not be closed.

It is important that your shares be represented and voted whether or not you plan to be present. Therefore, if you do not expect to be present at the meeting, please sign, date, and fill in the enclosed proxy and return it by mail in the enclosed addressed envelope.

                                        By order of the Board of Directors,


                                        Harvey C. Perry II

                                        Harvey C. Perry II
                                        Secretary


March 18, 1998

                         WASHINGTON TRUST BANCORP, INC.
           23 Broad Street, Westerly, RI 02891 Telephone 401-348-1200

                ------------------------------------------------

                         ANNUAL MEETING OF SHAREHOLDERS
                            To Be Held April 28, 1998

                ------------------------------------------------


                                PROXY STATEMENT

The accompanying proxy is solicited by and on behalf of the Board of Directors of Washington Trust Bancorp, Inc. (the "Corporation") for use at the Annual Meeting of Shareholders to be held on April 28, 1998, and any adjournment thereof and may be revoked at any time before it is exercised by submission of another proxy bearing a later date, by attending the meeting and voting in person, or by notifying the Corporation of the revocation in writing to the Secretary, 23 Broad Street, Westerly, Rhode Island 02891. If not revoked, the proxy will be voted at the Annual Meeting in accordance with the instructions indicated on the proxy by the shareholder or, if no instructions are indicated, all shares represented by valid proxies received pursuant to this solicitation (and not revoked before they are voted) will be voted FOR Proposal Nos. 1 and 2 referred to herein.

As of March 9, 1998, the record date for determining shareholders entitled to notice of and to vote at the Annual Meeting (the "Record Date"), there were issued and outstanding 6,659,086 shares of common stock, $.0625 par value (the "Common Stock"), of the Corporation. Each share of Common Stock is entitled to one vote per share on all matters to be voted upon at the meeting, with all holders of Common Stock voting as one class. A majority of the outstanding shares of Common Stock entitled to vote, represented in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining if a quorum is present.

With regard to the election of directors, votes may be cast in favor or withheld. Votes that are withheld will be excluded entirely from the vote and will have no effect. Abstentions may be specified on all proposals other than the election of directors and will be counted as present for purposes of the item on which the abstention is noted. Abstentions on the ratification of the selection of independent auditors will have the same legal effect as a vote against such matters. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Broker non-votes will not be counted for purposes of approving the matters to be acted upon at the Annual Meeting. As a result, broker non-votes will have no effect on the outcome of the election of directors and the ratification of the selection of independent auditors.

Management knows of no matters to be brought before the meeting other than those referred to. If any other business should properly come before the meeting, the persons named in the proxy will vote in accordance with their best judgment.

The approximate date on which this Proxy Statement and accompanying proxy cards will first be mailed to shareholders is March 18, 1998.

                             PRINCIPAL SHAREHOLDERS

The Corporation knows of no person who beneficially owned more than five percent (5%) of the Corporation's outstanding Common Stock as of March 9, 1998.


                              ELECTION OF DIRECTORS

The Corporation's Board of Directors is divided into three classes, with each class serving staggered terms of three years, so that only one class is elected in any one year. Notwithstanding such three year terms, the Corporation's By-Laws require any director who reaches his or her seventieth birthday to resign from the Board of Directors as of the next Annual Meeting of Shareholders following such director's seventieth birthday.

This year, five directors are to be elected at the Annual Meeting to serve until the 2001 Annual Meeting and until their respective successors are elected and have qualified. There are at present 14 directors; if all of the nominees for director are elected, the Corporation will have 15 directors. Directors are elected by the affirmative vote of the majority of the shares of Common Stock entitled to vote thereon, represented in person or by proxy, at the Annual Meeting when a quorum is present.

The nominees for election of directors at the Annual Meeting are Alcino G. Almeida, Katherine W. Hoxsie, Brendan P. O'Donnell, Anthony J. Rose, Jr. and John C. Warren. Each of the nominees for director, other than Mr. Almeida, is presently a director of the Corporation. Mr. Almeida was elected to the Board of Directors of the Corporation's subsidiary, The Washington Trust Company (the "Bank"), on January 15, 1998. Each of the nominees has consented to being named a nominee in this Proxy Statement and has agreed to serve as a director if elected at the Annual Meeting. In the event that any nominee is unable to serve, the persons named in the proxy have discretion to vote for other persons if such other persons are designated by the Board of Directors. The Board of Directors has no reason to believe that any of the nominees will be unavailable for election.



                        NOMINEE AND DIRECTOR INFORMATION

                                                                   Common Stock Shares Beneficially
                                                                      Owned on March 9, 1998 (2)
                                                                 -------------------------------------

                                                                     Common
Name and Principal Occupation                Years as                 Stock      Vested                  Percent
During the Past Five Years                 Director (1)   Age         Owned      Options      Total      of Class
-------------------------------------------------------------------------------------------------------------------
Terms Expiring in 2001
(if elected):

Alcino G. Almeida                                 0        65           100            0         100         -%
   Executive Vice President
   and General Manager, The Day
   Publishing Company through 1997,
   currently retired

Katherine W. Hoxsie, CPA                          7        49        34,023       21,375      55,398       .83%
   Vice President, Hoxsie
   Buick-Pontiac-GMC Truck, Inc.

Brendan P. O'Donnell
   Retired manufacturing executive               16        68        10,428        4,500      14,928       .22%


                                                                   Common Stock Shares Beneficially
                                                                      Owned on March 9, 1998 (2)
                                                                 -------------------------------------

                                                                     Common
Name and Principal Occupation                Years as                 Stock       Vested                 Percent
During the Past Five Years                 Director (1)   Age         Owned       Options     Total      of Class
-------------------------------------------------------------------------------------------------------------------
Anthony J. Rose, Jr.                             26        67       120,910        3,657     124,567      1.87%
   President, Technical Industries,
   Inc. (chemicals)

John C. Warren                                    2        52         6,363       22,375      28,738       .43%
   Chief Executive Officer of the
   Corporation  and the Bank since
   1997; President of the Corporation
   and the Bank since 1996;  Chief
   Operating  Officer  of  the
   Corporation and the Bank 1996-1997;
   President and Chief Executive Officer
   of  Sterling  Bancshares Corporation
   1990-1994, Chairman 1993-1994

Terms Expiring in 1999:

Gary P. Bennett                                   4        56           662        7,031       7,693       .12%
   Chairman, Chief Executive Officer
   and Director, Analysis & Technology,
   Inc. (interactive multimedia
   training systems, information
   systems and engineering services)

Larry J. Hirsch                                   4       59          5,978        3,656       9,634       .14%
   President, Westerly Jewelry Co.,
   Inc. (retailer)

Mary E. Kennard, Esq.                             4       43          2,024        5,267       7,291       .11%
   University Counsel and Vice
   President, The American University;
   Vice President and General Counsel
   of the University of Rhode Island
   1992-1994

Joseph J. Kirby                                  26       66         27,721      113,581     141,302      2.09%
   Retired Chairman of the Board and
   Chief Executive Officer of the
   Corporation and the Bank 1996 -
   1997; President of the Corporation
   1984-1995

Terms Expiring in 2000:

Steven J. Crandall                               15       45          1,695        4,500       6,195       .09%
   Vice President, Ashaway
   Line & Twine Manufacturing Co.
   (manufacturer of tennis string,
   fishing line and surgical sutures)


                                                                   Common Stock Shares Beneficially
                                                                      Owned on March 9, 1998 (2)
                                                                 -------------------------------------

                                                                     Common
Name and Principal Occupation                Years as                 Stock       Vested                 Percent
During the Past Five Years                 Director (1)   Age         Owned       Options     Total      of Class
-------------------------------------------------------------------------------------------------------------------
Richard A. Grills                                15        65        86,896        4,500      91,396      1.37%
   Consultant and retired President,
   Bradford Dyeing Association, Inc.
   (textiles)

James W. McCormick, Jr.                          15        67        21,552        4,500      26,052       .39%
   Former President,
   McCormick's, Inc. (retailer)

Victor J. Orsinger II                            15        51        24,225        4,500      28,725       .43%
   Partner, Orsinger & Nardone,
   Attorneys at Law

James P. Sullivan, CPA                           15        59         4,199        4,500       8,699       .13%
   Finance Officer, Roman Catholic
   Diocese of Providence

Neil H. Thorp                                    15        58        19,800        4,500      24,300       .36%
   President, Thorp & Trainer, Inc.
   (insurance)

In addition to the nominee and director information provided above, the following summarizes the security ownership of certain executive officers of the Corporation and the Bank, who are not also directors of the Corporation:

David V. Devault, CPA                                                11,481       32,723      44,204       .66%
   Vice President, Treasurer
   and Chief Financial Officer

Harvey C. Perry II                                                   13,282       25,969      39,251       .59%
   Vice President and Secretary

Robert G. Cocks, Jr.                                                    481       23,220      23,701       .35%
   Senior Vice President -
   Commercial Lending, of the Bank

Louis W. Gingerella, Jr.                                                196       13,994      14,190       .21%
   Senior Vice President - Credit
   Administration, of the Bank

Directors and Executive                                             401,348      330,654     732,002     10.47%
   Officers as a Group (22 persons)

------------------
(1) The Corporation was organized in 1984. The years indicated include the period the directors have been members of the Board of the Bank prior to 1984.

(2) "Beneficial ownership" means, pursuant to Securities and Exchange Commission ("SEC") regulations, the sole or shared power to vote, or to direct the voting of, a security and/or investment power with respect to a security (i.e., the power to dispose, or to direct the disposition, of a security) and/or the right to acquire such ownership within 60 days.

Committees of the Board of Directors

The Corporation's Board of Directors has the following committees:

Executive Committee. The Executive Committee met 12 times in 1997 and, when the Board of Directors is not in session, is entitled to exercise all the powers and duties of the Board. Members of the Executive Committee are Directors O'Donnell (Chairperson), Grills, Hoxsie, Kirby, Orsinger, Rose and Warren.

Compensation Committee. The Compensation Committee, which met six times in 1997, is responsible for reviewing compensation policies of the Bank and for making recommendations concerning remuneration arrangements for executive officers. Members of the Compensation Committee are Directors Orsinger (Chairperson), Bennett, Grills, Hirsch, Kennard, Kirby and O'Donnell.

Audit Committee. The Audit Committee, which met four times in 1997, is responsible for reviewing the adequacy of the Corporation's system of internal controls, its audit program, the performance and findings of its internal audit staff and action to be taken thereon by management, and reports of the independent auditors. Committee members are Directors Hoxsie (Chairperson), Crandall, McCormick and Sullivan.

Stock Option Committee. The Stock Option Committee met three times in 1997 and is responsible for the administration of the Corporation's Amended and Restated 1988 Stock Option Plan ("1988 Plan") and 1997 Equity Incentive Plan ("1997 Plan"). Committee members are Directors Bennett (Chairperson), Kennard, O'Donnell and Sullivan.

Nominating Committee. The Nominating Committee met once in 1997 and is responsible for reviewing the qualifications of potential nominees for election to the Board of Directors of the Corporation and recommending to the shareholders the election of directors of the Corporation. The Committee members are Directors O'Donnell (Chairperson), Bennett, Hoxsie, Kirby, Orsinger and Rose. Shareholders may make nominations for election as directors at any meeting called for such purpose provided that written notice has been given to the President of the Corporation not less than 14 nor more than 60 days prior to such meeting. Such notice shall set forth the name, age, business address and principal occupation of, and the number of shares of Common Stock beneficially owned by, each nominee.

The Corporation's Board of Directors held seven meetings in 1997. In 1997, the Board of Directors of the Bank, the members of which included all of the Corporation's Board members, held 12 meetings in 1997. During 1997, each member of the Corporation's Board attended at least 75% of the aggregate number of meetings of the Corporation's Board, the Bank's Board and the Corporation's Board committees of which such person was a member.


                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Directors' Compensation

During 1997, for each meeting of the Board of Directors of the Corporation and of the Bank attended, non-employee directors received $250 and $500, respectively. In addition, non-employee directors received $300 for each Corporation and Bank committee meeting attended (committee chairpersons received $500 per meeting). However, directors attending more than one meeting in any one day (excluding meetings of the Board of Directors of the Corporation) were generally paid only for one of such meetings. In addition, non-employee directors received a $9,000 annual retainer which is paid quarterly.

The Plan for Deferral of Directors' Fees adopted by the Corporation and the Bank effective March 1, 1988 provides standard arrangements pursuant to which directors may elect to defer all or part of their fees. Deferred fees earn interest and are payable in a lump sum or installments following termination of service as a director or attainment of a certain age. Deferred fees are unfunded obligations of the Bank.

The 1997 Plan provides that each director of the Corporation who is not an employee of the Corporation shall automatically be granted a nonqualified option to purchase 1,125 shares of Common Stock as of the date of each Annual Meeting after which such director will continue to serve as a director of the Corporation at an option price equal to the fair market value of the Common Stock on such date and the expiration of which shall be the tenth anniversary thereof. These options are exercisable on and after the date that is one year after the date of grant. In addition, the Board may provide for such other terms and conditions of these options, as shall be set forth in the applicable option agreements, including acceleration of exercise upon a change of control of the Corporation.

Executive Compensation

The following table shows, for the fiscal years ended December 31, 1997, 1996 and 1995, the compensation of each person who served as Chief Executive Officer and the four most highly compensated executive officers of the Corporation and/or the Bank, other than the Chief Executive Officer, whose total annual salary and bonus exceeded $100,000 for the year ended December 31, 1997 (the "Named Executives").


                           SUMMARY COMPENSATION TABLE

                                                                                     Long-Term
                                                                                   Compensation
                                                    Annual Compensation               Awards
                                              ----------------------------------------------------
                                                                                    Number of
                                                                                    Securities
  Name and Principal                                                                Underlying       All Other
       Position                    Year             Salary          Bonus (3)       Options (4)    Compensation (5)
--------------------------------------------------------------------------------------------------------------------
Joseph J. Kirby                    1997            $103,846          $33,917           1,125         $3,123
 Retired Chairman of the           1996             232,000           77,256          18,000          7,698
 Board and Chief Executive         1995             220,000           81,400          19,224          7,320
 Officer (1)

John C. Warren                     1997            $220,000          $89,540          31,538         $5,564
 President and Chief               1996             153,846           39,600          22,958            -0-
 Executive Officer (2)

David V. Devault                   1997            $120,000          $32,700           8,758         $3,966
 Vice President, Treasurer         1996             110,000           25,438           5,625          3,650
 and Chief Financial Officer       1995             105,000           26,316           9,176          3,494


Harvey C. Perry II                 1997            $104,000          $28,340           7,515         $3,437
 Vice President and Secretary      1996              98,300           23,346           5,027          3,262
                                   1995              94,300           23,455           4,121          3,138

Robert G. Cocks, Jr. Senior        1997             $91,000          $24,496           4,340         $3,008
 Vice President - Commercial       1996              90,000           20,194           3,069          2,986
 Lending,                          1995              86,000           20,729           3,758          2,861
 of the Bank

Louis W. Gingerella, Jr.           1997             $87,000          $23,535           4,175         $2,876
 Senior Vice President -           1996              83,000           19,194           2,831          2,754
 Credit Administration,            1995              75,500           18,684           3,299          2,512
 of the Bank

----------------
(1)   Mr. Kirby retired in April 1997.

(2) Mr. Warren was President and Chief Operating Officer of the Corporation and the Bank before becoming Chief Executive Officer upon Mr. Kirby's retirement.

(3) Bonus amounts represent amounts accrued for the years indicated under the Corporation's Short-Term Incentive Plan for its executive officers and other key employees (the "Incentive Plan"). The Incentive Plan provides for annual payments to participants up to a maximum percentage of base salary, which percentages vary among participants.

(4) None of the stock options granted to the Named Executives have tandem stock appreciation rights ("SARs"). The numbers of securities underlying stock options granted to the Named Executives have been adjusted to reflect three-for-two stock splits effected by the Corporation on October 15, 1996 and on November 19, 1997.

(5) Under the terms in effect during 1997 of the Bank's tax-qualified 401(k) plan (the "401(k) Plan"), which covers all full-time salaried employees, the Bank matched 50% of each participant's first 2% of voluntary salary contributions and 100% of each participant's next 2% of salary contributions up to a maximum match of 3%.

                   -------------------------------------------

The following table contains information concerning the grant of stock options pursuant to the 1988 Plan and 1997 Plan to the Named Executives during the fiscal year ended December 31, 1997.


                        OPTION GRANTS IN LAST FISCAL YEAR

                                              Individual Grants
                            ------------- --------------- ------------ --------------
                                                                                      Potential Realizable Value at
                                           Percent of                                    Assumed Annual Rates of
                            Number of     Total Options                                  Stock Price Appreciation
                            Securities     Granted to     Exercise                           for Option Term
                            Underlying      Employees      or Base                   --------------------------------
                            Options         in Fiscal     Price Per      Expiration
    Name                    Granted (1)       Year          Share           Date             5%             10%
---------------------------------------------------------------------------------------------------------------------
Joseph J. Kirby                  1,125          .77%       $17.333        5/12/2007      $12,263(2)      $31,077(3)

John C. Warren                  19,038        13.03%       $17.333        5/12/2007     $207,528(2)     $525,920(3)
                                12,500         8.56%       $27.375       12/15/2007     $215,198(4)     $545,357(5)

David V. Devault                 5,193         3.55%       $17.333        5/12/2007      $56,607(2)     $143,455(3)
                                 3,565         2.44%       $27.375       12/15/2007      $61,374(4)     $155,536(5)

Harvey C. Perry II               4,500         3.08%       $17.333        5/12/2007      $49,053(2)     $124,311(3)
                                 3,015         2.06%       $27.375       12/15/2007      $51,905(4)     $131,540(5)

Robert G. Cocks, Jr.             2,625         1.80%       $17.333        5/12/2007      $28,614(2)      $72,515(3)
                                 1,715         1.17%       $27.375       12/15/2007      $29,525(4)      $74,823(5)

Louis W. Gingerella, Jr.         2,510         1.72%       $17.333        5/12/2007      $27,360(2)      $69,338(3)
                                 1,665         1.14%       $27.375       12/15/2007      $28,664(4)      $72,641(5)

----------------
(1) All options granted to the Named Executives, other than the option granted to Mr. Kirby, were granted in May and December 1997 under the 1988 Plan. These options become exercisable in 25% installments commencing on the date of grant and on each anniversary date thereafter, so long as employment with the Corporation continues. The option granted to Mr. Kirby was granted in May 1997 under the 1997 Plan after Mr. Kirby's retirement, in his capacity as a non-employee director. This option vests one year after the date of the grant. If a change in control were to occur, the options set forth above would become immediately exercisable in full.

(2)   $17.333 at 5% annually for 10 years = $28.23


(3)   $17.333 at 10% annually for 10 years = $44.95

(4)   $27.375 at 5% annually for 10 years = $44.59

(5)   $27.375 at 10% annually for 10 years = $71.01

                   -------------------------------------------

The following table sets forth information with respect to the Named Executives concerning the exercise of options during the fiscal year ended December 31, 1997 and unexercised options held as of the end of the 1997 fiscal year.


                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                            AND FY-END OPTION VALUES

                                                          Number of Securities             Value of Unexercised
                                                         Underlying Unexercised            In-the-Money Options
                                                          Options at FY-End (1)              at FY-End (1)(2)
                                                      -----------------------------    -----------------------------
                             Acquired      Value
    Name                   on Exercise   Realized     Exercisable    Unexercisable     Exercisable    Unexercisable
--------------------------------------------------------------------------------------------------------------------
   Joseph J. Kirby            29,793     $354,353        132,631           1,125       $3,498,731         $19,875
   John C. Warren                  0           $0         19,363          35,133         $349,675        $565,518
   David V. Devault            7,160      $85,392         37,960          11,676         $983,378        $200,433
   Harvey C. Perry II          4,223      $48,155         30,193           9,182         $789,301        $152,274
   Robert G. Cocks, Jr.            0           $0         23,220           5,731         $617,327         $97,951
   Louis W. Gingerella, Jr.    3,069      $40,238         13,994           5,373         $349,448         $91,013

----------------
(1)  There  are no  SARs  attached  to  the  stock  options  held  by the  Named
     Executives.

(2) Value based on the fair market value of the Corporation's Common Stock on December 31, 1997 ($35.00) minus the exercise price.

                  -------------------------------------------

The Bank maintains a qualified defined benefit pension plan (the "Pension Plan") for salaried employees of the Corporation and the Bank. The Internal Revenue Code limits the compensation amount used in determining the annual benefits payable from qualified plans to an individual. However, the Supplemental Plan provides for payments by the Bank of certain amounts which employees of the Bank would have received under the Pension Plan in the absence of such limitations in the Internal Revenue Code. Benefits payable under the Supplemental Plan are an unfunded obligation of the Bank. The following table shows the annual benefits payable upon retirement, assuming retirement at age 65 in 1997, under the Pension Plan and the Supplemental Plan as it relates to the Pension Plan. The benefits shown are straight-life annuity amounts not reduced by a joint survivorship benefit, which is available.

                               PENSION PLAN TABLE

                                                               Years of Service
                             ---------------------------------------------------------------------------------------
   Average Annual
   Pension Compensation            15                20                25               30                35
   -----------------------------------------------------------------------------------------------------------------
          $100,000              $24,893           $33,190           $41,488          $49,786           $58,083
           125,000               31,830            42,440            53,051           63,661            74,271
           150,000               38,768            51,690            64,613           77,536            90,851
           175,000               45,705            60,940            76,176           91,411           107,039
           200,000               52,643            70,190            87,738          105,286           123,226
           225,000               59,580            79,440            99,301          119,161           139,414
           250,000               66,518            88,690           110,863          133,036           155,601
           275,000               73,455            97,940           122,426          146,911           171,789
           300,000               80,393           107,190           133,988          160,786           187,976
           325,000               87,330           116,440           145,551          174,661           204,164
           350,000               94,268           125,690           157,113          188,536           220,351

Annual payments to an employee retiring at age 65 are based on the average highest 36 consecutive months of pension compensation. Pension compensation consists of base salary, plus, in the case of the Named Executives and certain other key employees, payments pursuant to the Incentive Plan. Such amounts are shown in the Salary and Bonus columns of the Summary Compensation Table. The benefit is the sum of (i) 1.2% of pension compensation multiplied by the number of years of service, plus (ii) .65% of pension compensation in excess of the Social Security covered compensation level multiplied by the number of years of service. In 1997, the covered Social Security compensation level was $29,304.

The years of service accrued for purposes of the Pension Plan in 1997 for the following Named Executives were: Mr. Kirby, 34 years; Mr. Warren, 1 year; Mr. Devault, 11 years; Mr. Perry, 23 years; Mr. Cocks, 5 years; and Mr. Gingerella, 7 years.


                 -------------------------------------------

The Corporation has entered into Change of Control Agreements (the "Agreements") with each of the Named Executives pursuant to which such officers have agreed to remain employed by the Corporation for a fixed term following a change in control (as defined in the Agreements) and pursuant to which such officers would receive a lump sum payment from the Corporation in the event of their involuntary termination, other than for cause, or a reduction in their salary, title, benefits, staff, perquisites or duties during such fixed term following a change in control. The term of the Agreements and the multiple of the executive's base amount (generally, the executive's annualized includable compensation as defined in Section 280G of the Internal Revenue Code) which constitutes the lump sum payment provided under the Agreements vary for each executive. The term of the Agreement following a change in control and the multiple of base amount for each Named Executive is as follows:

                              Term of the Agreement                  Multiple of
Named Executive              After Change in Control                 Base Amount
--------------------------------------------------------------------------------

John C. Warren                       3 years                             2.99
David V. Devault                     2 years                             2.00
Harvey C. Perry II                   2 years                             2.00
Robert G. Cocks, Jr.                 1 year                              1.00
Louis W. Gingerella, Jr.             1 year                              1.00

Compensation Committee Interlocks and Insider Participation

The Compensation Committee makes recommendations concerning remuneration arrangements for senior management of the Corporation and the Bank, subject to the approval of the Board of Directors. From April 1996 through April 1997, the Compensation Committee consisted of Directors O'Donnell (Chairperson), Bennett, Grills, McCormick and Rose. Since April 1997, the Compensation Committee members have been Directors Orsinger (Chairperson), Bennett, Grills, Hirsch, Kennard, Kirby and O'Donnell. Executive officer salary and short-term incentive plan targets for 1997 were approved by the Compensation Committee prior to its change in April 1997. The Stock Option Committee is responsible for the administration of the Corporation's 1988 Plan and the 1997 Plan. The Stock Option Committee members are Directors Bennett (Chairperson), Kennard, O'Donnell and Sullivan. No members of the Compensation Committee or the Stock Option Committee are currently employees of the Corporation or the Bank. Mr. Kirby was Chief Executive Officer of the Corporation and the Bank before his retirement in April 1997. During 1997, the Bank paid approximately $54,866 in legal fees related to collection matters to the law firm of Orsinger & Nardone, of which Mr. Orsinger, the Chairperson of the Compensation Committee, is a partner.


                COMPENSATION COMMITTEE AND STOCK OPTION COMMITTEE
                     JOINT REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee administers the executive compensation program of the Corporation under the supervision of the Board of Directors. The success of the Corporation is highly dependent on hiring, developing and training qualified people who feel encouraged to perform for the good of the shareholders, the community, the Corporation and customers. The executive compensation program consists of three elements: base salary, short-term incentive compensation and long-term incentives. Prior to the beginning of the fiscal year, the Compensation Committee and the Stock Option Committee consulted with an independent compensation consultant (the "Consultant") which provided certain information regarding base salary, short-term and long-term incentive practices of comparable companies in the banking industry (the "Compensation Peer Group"). This information was used by those Committees to evaluate, adjust and approve recommendations made by the then Chief Executive Officer and the Chief Operating Officer (collectively the "Chief Executive Officers") for the compensation package for each other executive officer, and to develop and approve the compensation packages of the Chief Executive Officers. The general policy of the Compensation Committee is to attempt to position executive base salary levels in the middle of the range of base level salaries for comparable executives in the Compensation Peer Group, with adjustments to reflect such subjective factors as technical, managerial and human relations skills, problem solving capabilities, and level of accountability.

Base Salary. Base salary for all executive officers is determined by the Compensation Committee, subject to approval of the full Board of Directors. Salary levels were recommended for approval by the Compensation Committee for each executive officer's position based on an analysis of compensation level information provided by the Consultant, following the general guidelines outlined above. Generally, the Compensation Committee relied on the recommendations of its Chief Executive Officers in following these guidelines to establish the base salary of the other executive officers for 1997. The base annual salary established by the Compensation Committee for Mr. Kirby, who served as Chairman of the Board and Chief Executive Officer through his retirement in April 1997, and Mr. Warren, who served as President and Chief Operating Officer through Mr. Kirby's retirement and as President and Chief Executive Officer since that date, was $250,000 and $220,000, respectively. The base salary established for Mr. Kirby, an increase of 8% over the prior year, reflected the Compensation Committee's recognition of his long and successful years of service and the important role Mr. Kirby was serving during the transition to Mr. Warren as Chief Executive Officer. The total salary paid to Mr. Kirby in 1997 reflects the proportion of his salary earned prior to his retirement. The base salary established for Mr. Warren, an increase of 37.5% over the prior year, reflected the anticipated elevation of Mr. Warren to Chief Executive Officer during the year. Mr. Warren received no increase in base salary upon becoming Chief Executive Officer.

Short-Term Incentive Plan. The Corporation's Short-Term Incentive Plan provides for the payment of additional cash compensation to officers based upon the achievement of target levels of return on equity and, with respect to officers other than the Chief Executive Officers, the achievement of individual objectives established by senior management. The return on equity target levels were established by the Compensation Committee based upon their review of data for the Compensation Peer Group provided by the Consultant and management's expectations and recommendations. The Compensation Committee's policy is to periodically review these performance measures and adjust them as appropriate. The total target payout for each of the Chief Executive Officers in 1997 was 37% of base salary.

In 1997, the Corporation's return on equity, as measured against the Compensation Peer Group and the targets established by the Compensation Committee, entitled the executive officers to a payout for 1997 performance of 110% of the return on equity portion of the target payout for each officer. Payouts based on the achievement of individual performance goals were subjectively determined by each participant's supervisor.

Long-Term Incentives. As a general rule, the Stock Option Committee has granted stock options to its executive officers on an annual basis. However, as a result of the pending termination of the 1988 Plan, the Corporation made a second grant of options to executive officers under the 1988 Plan in December 1997. This grant is intended to replace the grants that would otherwise have been scheduled for May 1998. The granting of stock options is viewed as a desirable long-term compensation method because it closely links the interest of management with shareholder value and aids in the retention and motivation of executives to improve long-term stock market performance. In fixing the grant of stock options to executive officers, the Stock Option Committee reviewed data for the Compensation Peer Group provided by the Consultant and, for officers other than the Chief Executive Officer, recommendations made by the Chief Executive Officer, which were based on the individual officer's level of responsibility and contribution towards achievement of the Corporation's business plan and objectives. The number of shares subject to options granted in December 1997 were less than the number of options granted earlier in the year, reflecting the increase in the value of the underlying Common Stock during the year. In May and December 1997, the Stock Option Committee granted to Mr. Warren, the Chief Executive Officer, options to purchase 19,038 and 12,500 shares, respectively, with exercise prices of $17.333 and $27.375 per share, respectively. The grants to the Chief Executive Officer were based upon his strong performance in promoting shareholder value as measured both by the Corporation's financial and stock price performance. In May 1997, after Mr. Kirby's retirement, the Stock Option Committee also granted Mr. Kirby an option to purchase 1,125 shares at an exercise price of $17.333 per share, consistent with options granted to other non-employee directors during the year.

The foregoing report has been furnished by the Compensation Committee and the Stock Option Committee.

Compensation Committee:                          Stock Option Committee:

Victor J. Orsinger II (Chairperson)              Gary P. Bennett (Chairperson)
Gary P. Bennett                                  Mary E. Kennard, Esq.
Richard A. Grills                                Brendan P. O'Donnell
Larry J. Hirsch                                  James P. Sullivan, CPA
Mary E. Kennard, Esq.
Joseph J. Kirby
Brendan P. O'Donnell

                   SHAREHOLDER RETURN PERFORMANCE PRESENTATION

Set forth below is a line graph comparing the cumulative total shareholder return on the Corporation's Common Stock against the cumulative total return of The Nasdaq Stock Market (U.S.) and the Keefe, Bruyette & Woods, Inc. ("KBW") Eastern Regional Bank Sub-index for the five years ended December 31, 1997.

                 Comparison of Five Year Cumulative Total Return

[The line graph referred to in the preceding paragraph appears in this space in the proxy filed in paper format that will be provided to shareholders. The following table provides the data points necessary to describe this graphic via EDGAR.)

                                             1992         1993         1994         1995         1996         1997
---------------------------------------------------------------------------------------------------------------------
   Washington Trust Bancorp, Inc.          $100.00      $147.07      $200.65      $277.34      $457.09      $799.97

   The Nasdaq Stock Market (U.S.)          $100.00      $114.80      $112.21      $157.80      $195.19      $239.53

   KBW Eastern Regional Banks              $100.00      $101.43       $86.65      $141.98      $188.38      $294.24

These results assume that the value of Washington Trust Bancorp, Inc. Common Stock and each index was $100 on December 31, 1992. The total return assumes reinvestment of dividends.


                       INDEBTEDNESS AND OTHER TRANSACTIONS

The Bank has had transactions in the ordinary course of business, including borrowings, with certain directors and executive officers of the Corporation and their associates, all of which were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than the normal risk of collectibility or present other unfavorable features when granted. During 1997, the bank paid legal fees to a law firm of which a director is a partner. See "Compensation Committee Interlocks and Insider Participation."

                                   PROPOSAL 2

                      RATIFICATION OF SELECTION OF AUDITORS

The ratification of KPMG Peat Marwick LLP to serve as independent auditors of the Corporation for the current fiscal year ending December 31, 1998 will be submitted to the Annual Meeting. Such ratification requires the affirmative vote of a majority of the shares of Common Stock entitled to vote thereon, represented in person or by proxy, at the Annual Meeting when a quorum is present. Representatives of KPMG Peat Marwick LLP will be present at the Annual Meeting, will have the opportunity to make a statement if they so desire and will be available to answer appropriate questions. Action by shareholders is not required by law in the appointment of independent auditors, but their appointment is submitted by the Board of Directors in order to give the shareholders a voice in the designation of auditors. If the appointment is not ratified by the shareholders, the Board of Directors will reconsider its choice of KPMG Peat Marwick LLP as the Corporation's independent auditors.

The Board of Directors recommends that shareholders vote "FOR" this proposal.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Corporation's officers and directors, and persons who own more than 10% of a registered class of the Corporation's equity securities ("Insiders"), to file reports of ownership and changes in ownership with the SEC. Insiders are required by SEC regulations to furnish the Corporation with copies of all Section 16(a) reports they file. Based solely upon a review of the copies of such reports furnished to the Corporation, the Corporation believes that during 1997 all Section 16(a) filing requirements applicable to its Insiders were complied with.


                              SHAREHOLDER PROPOSALS

Any shareholder who wishes to submit a proposal for presentation to the 1999 Annual Meeting of Shareholders must submit the proposal to the Corporation, 23 Broad Street, Westerly, Rhode Island 02891, Attention: President, not later than November 18, 1998 for inclusion, if appropriate, in the Corporation's Proxy Statement and the form of proxy relating to the 1999 Annual Meeting.


                              FINANCIAL STATEMENTS

The financial statements of the Corporation are contained in the Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, which has been provided to the shareholders concurrently herewith. Such report and the financial statements contained therein are not to be considered as a part of this soliciting material.


                                 OTHER BUSINESS

Management knows of no matters to be brought before the meeting other than those referred to in this Proxy Statement, but if any other business should properly come before the meeting, the persons named in the proxy intend to vote in accordance with their best judgment.

                           INCORPORATION BY REFERENCE

To the extent that this Proxy Statement has been or will be specifically incorporated by reference into any filing by the Corporation under the Securities Act of 1933, as amended, or the Exchange Act, the sections of the Proxy Statement entitled "Compensation Committee and Stock Option Committee Joint Report on Executive Compensation" and "Shareholder Return Performance Presentation" shall not be deemed to be so incorporated, unless specifically otherwise provided in any such filing.


                           ANNUAL REPORT ON FORM 10-K

Copies of the Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 as filed with the Securities and Exchange Commission are available without charge upon written request addressed to David V. Devault, Vice President, Treasurer and Chief Financial Officer, Washington Trust Bancorp, Inc., P.O. Box 512, Westerly, Rhode Island 02891-0512.


                       EXPENSE OF SOLICITATION OF PROXIES

The cost of solicitation of proxies, including the cost of reimbursing brokerage houses and other custodians, nominees or fiduciaries for forwarding proxies and Proxy Statements to their principals, will be borne by the Corporation. Solicitation may be made in person or by telephone or telegraph by officers or regular employees of the Corporation, who will not receive additional compensation therefor. In addition, the Corporation has retained Morrow & Co., Inc. to assist in the solicitation of proxies for a fee of $3,500 plus customary expenses.

                                Submitted by order of the Board of Directors,



                                Harvey C. Perry II


                                Harvey C. Perry II
                                Secretary

Westerly, Rhode Island
March 18, 1998



                        WASHINGTON TRUST BANCORP, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Joseph J. Kirby, Brendan P. O'Donnell and John C. Warren, or any one of them, attorneys with full power of substitution to each for and in the name of the undersigned, with all powers the undersigned would possess if personally present to vote the Common Stock of the undersigned in Washington Trust Bancorp, Inc. at the Annual Meeting of its shareholders to be held April 28, 1998 or any adjournment thereof.

This proxy when properly executed will be voted in the manner directed herein by the shareholder. If no direction is made, this proxy will be voted FOR Proposals Nos. 1 and 2.

PLEASE SIGN,DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                                      (Continued and to be signed on other side)


[X] Please mark your votes as indicated

The Board of Directors recommends that you instruct the proxies to vote FOR all of the proposals.

1. ELECTION OF DIRECTORS:
   NOMINEES:         Alcino G. Almeida,  Katherine W. Hoxsie,
                     Brendan P. O'Donnell,  Anthony J. Rose, Jr.
                     and John C. Warren

   [ ]  FOR all nominees (except as indicated)

   [ ]  WITHHOLD AUTHORITY to vote for all nominees

   (INSTRUCTION: To withhold authority to vote for any individual nominee or nominees write such nominee's or nominees' name(s) in the space provided below.)

   -----------------------------------------------------------------------------

2. To ratify the selection of KPMG Peat Marwick LLP as independent auditors of the Corporation for the fiscal year ending December 31, 1998.

   [ ]  FOR                        [ ]  AGAINST                      [ ] ABSTAIN

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments thereof.

PLEASE VOTE, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.


                                     Dated:_____________________________, 1998

                                     _________________________________________
                                     Signature

                                     _________________________________________
                                     Signature if held jointly

                                     Please sign exactly as name appears. When shares are held in more than one name, including joint tenants, each party should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.


This proxy when properly executed will be voted in the manner directed herein by the shareholder. If no direction is made, this proxy will be voted FOR Proposal Nos. 1 and 2.